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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Integrated Process Equipment Corp.



We consent to incorporation by reference in the Registration Statement (No. 333-1808) on Form S-8, the Registration Statement (No. 333-16287), as amended by Amendment No. 1, on Form S-3 (the "S-3") of Integrated Process Equipment Corp. of our report dated August 2, 1996, relating to the consolidated balance sheet of Integrated Process Equipment Corp. and subsidiaries as of June 30, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in the June 30, 1996 Annual Report on Form 10-K/A-1 of Integrated Process Equipment Corp.

                                /s/ KPMG Peat Marwick LLP
                                -------------------------

Phoenix, Arizona
                                January 16, 1997


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